Exhibit 23.1

Consent of DAUM Commercial Real Estate Services

We hereby consent (1) to the use of our name in a prospectus supplement (and any amendments or supplements thereto) that will be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and (2) filing of this consent as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission and incorporated by reference into the Registration Statement of which the prospectus supplement is a part.

Dated August 12, 2014

DAUM Commercial Real Estate Services

By:	/s/ Chad Jacobson
Name:	Chad Jacobson
Title:	Chief Operating Officer